CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amended Quarterly Report of Tintic Gold Mining Company (the "Registrant") on Form 10-QSB/A-1 for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, George P. Christopulos, CEO, President, Chief Financial Officer, Chief Accounting Officer, and Chairman of the Board and Hugh Coltharp, Secretary/Treasurer and director of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: March 21, 2007                     /s/ George P. Christopulos
                                          -------------------------------
                                          George P. Christopulos,
                                          CEO, President, CFO, and Chairman of
                                          the Board

Dated: March 21, 2007                     /s/ Hugh Coltharp
                                          -------------------------------
                                          Hugh Coltharp,
                                          Secretary/Treasurer and director